EXHIBIT 99.4

SUBURBAN PROPANE PARTNERS, L.P.

SUBURBAN ENERGY FINANCE CORP.

LETTER TO BENEFICIAL HOLDERS

Offer to Exchange up to

$496,557,000 Aggregate Principal Amount of 7 1/2% Senior Notes Due 2018

(CUSIP Nos. 864486 AD7 and U8600A AB7)

For

$496,557,000 Aggregate Principal Amount of 7 1/2% Senior Notes Due 2018

That Have Been Registered Under the Securities Act of 1933, As Amended (the “Securities Act”)

$503,443,000 Aggregate Principal Amount of 7 3/8% Senior Notes Due 2021

(CUSIP Nos. 864486 AF2 and U8600A AC5)

For

$503,443,000 Aggregate Principal Amount of 7 3/8% Senior Notes Due 2021

That Have Been Registered Under the Securities Act

Pursuant to the Prospectus dated                     , 2012

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2012, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR THE EXPIRATION DATE.

                    , 2012

To Our Clients:

Enclosed for your consideration is a Prospectus dated                     , 2012 (the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offer (the “Exchange Offer”) by Suburban Propane Partners, L.P., a Delaware limited partnership (“Suburban”), and Suburban Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Suburban, the “Issuers”), to exchange (i) up to $496,557,000 in aggregate principal amount of our issued and outstanding unregistered 7 1/2% senior notes due 2018 (CUSIP Nos. 864486 AD7 and U8600A AB7) (the “2018 Old Notes”) for an equal principal amount of 7 1/2% senior exchange notes due 2018, that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “2018 Exchange Notes”) and (ii) up to $503,443,000 in aggregate principal amount of our issued and outstanding unregistered 7  3/8% senior notes due 2021 (CUSIP Nos. 864486 AF2 and U8600A AC5) (the “2021 Old Notes”) for an equal principal amount of 7 3/8% senior exchange notes due 2021, that have been registered under the Securities Act (the “2021 Exchange Notes”). The term “Old Notes” refers collectively to the 2018 Old Notes and the 2021 Old Notes and the term “Exchange Notes” refers collectively to the 2018 Exchange Notes and the 2021 Exchange Notes. The Old Notes were issued under an indenture, dated August 1, 2012, in connection with a private exchange offer not registered under the Securities Act. The Exchange Offer is intended to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement dated August 1, 2012, between the Issuers and the dealer managers named therein. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

These materials are being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuers urge beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of your Old Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Old Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City Time, on                     , 2012. Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form(s) that appear below. Please note that there are separate instruction forms for each of the 2018 Old Notes and the 2021 Old Notes. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

SUBURBAN PROPANE PARTNERS, L.P.

SUBURBAN ENERGY FINANCE CORP.

INSTRUCTIONS TO REGISTERED HOLDER

FROM BENEFICIAL OWNER OF

7 1/2% SENIOR NOTES DUE 2018 (CUSIP Nos. 864486 AD7 and U8600A AB7)

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of the Issuers. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you to tender the principal amount of 2018 Old Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

The aggregate face amount of the 2018 Old Notes held by you for the account of the undersigned is (fill in amount):

$          of the 2018 Old Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following 2018 Old Notes held by you for the account of the undersigned (insert principal amount of 2018 Old Notes to be tendered, if any):

$          of the 2018 Old Notes.

☐	NOT to TENDER any 2018 Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the 2018 Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the 2018 Old Notes; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of 2018 Old Notes. The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

SIGN HERE

Name of Beneficial Owner(s):

Signature(s):

Name(s) (please print):

Address:

Principal place of business (if different from address listed above):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date:

SUBURBAN PROPANE PARTNERS, L.P.

SUBURBAN ENERGY FINANCE CORP.

INSTRUCTIONS TO REGISTERED HOLDER

FROM BENEFICIAL OWNER OF

7 3/8% SENIOR NOTES DUE 2021 (CUSIP Nos. 864486 AF2 and U8600A AC5)

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of the Issuers. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you to tender the principal amount of 2021 Old Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

The aggregate face amount of the 2021 Old Notes held by you for the account of the undersigned is (fill in amount):

$         of the 2021 Old Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following 2021 Old Notes held by you for the account of the undersigned (insert principal amount of 2021 Old Notes to be tendered, if any):

$         of the 2021 Old Notes.

☐	NOT to TENDER any 2021 Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the 2021 Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the 2021 Old Notes; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of 2021 Old Notes. The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

SIGN HERE

Name of Beneficial Owner(s):

Signature(s):

Name(s) (please print):

Address:

Principal place of business (if different from address listed above):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date: